UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2011

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 North Sixth Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2011, First Commonwealth Financial Corporation (the “Company”) approved the elimination of the position of David R. Tomb, Jr., Senior Vice President, Secretary and Treasurer of the Company, effective April 30, 2011. Mr. Tomb’s responsibilities will be reassigned to other executive officers. In accordance with the Company’s severance policy, Mr. Tomb will be offered a Separation Agreement and General Release (“Separation Agreement”) under which he would receive a separation payment in the amount of $226,769 (representing 44 weeks of base salary) and continued coverage under the Company’s group health care plan for a period of up to 44 weeks and would release the Company and its affiliates from any claims that he may have as a result of his employment by, association with and separation from the Company. The terms of the Separation Agreement have been approved by the Compensation & Human Resources Committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2011

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ Robert E. Rout

Name:	Robert E. Rout
Title:	Executive Vice President and Chief Financial Officer